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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Exact Sciences Corporation
Madison, Wisconsin

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-187000, effective May 2, 2013) and Form S-8 (No. 333-190350, effective August 2, 2013; No. 333-168909, effective August 17, 2010; No. 333-164467, effective January 22, 2010; No. 333-158307, effective March 31, 2009; No. 333-141323, effective March 15, 2007; No. 333-123584, effective March 25, 2005) of Exact Sciences Corporation of our reports dated February 28, 2014, relating to the consolidated financial statements, and the effectiveness of Exact Sciences Corporation's internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP Milwaukee, Wisconsin
February 28, 2014

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM